Exhibit 99.1

NV5 ANNOUNCES STRONG SECOND QUARTER AND YEAR-TO-DATE 2016 FINANCIAL RESULTS, RAISES GUIDANCE

Hollywood, FL – August 4, 2016 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights

●	Total Revenues for the quarter were $57.1 million, an increase of 63% year-over-year. Gross Revenues – GAAP for the quarter were $55.9 million, an increase of 62% year-over-year
●	Net Revenues for the quarter were $44.4 million, an increase of 60% year-over-year
●	Organic revenue growth in the second quarter of 2016 was 9%
●	EBITDA for the quarter was $6.0 million or 14% of Net Revenues, up from $3.5 million or 13% of Net Revenues in the second quarter of 2015
●	Gross Margin for the quarter was 47% compared to 45% in the second quarter of 2015
●	Net income for the quarter was $2.9 million, a 65% increase from $1.7 million in the second quarter of 2015
●	Adjusted EPS for the quarter was $0.38 per diluted share, an increase of 23% from $0.31 per diluted share in the second quarter of 2015
●	GAAP EPS for the quarter was $0.31 per diluted share over 9.2 million shares, an increase of 24% from $0.25 per diluted share over 6.8 million shares in the second quarter of 2015
●	Backlog was $195.5 million as of June 30, 2016, a 12% increase from $174.4 million as of March 31, 2016
●

NV5 raises Full-Year 2016 Guidance, expects Revenues to range from $230 million to $250 million, Adjusted EPS Guidance to range from $1.57 to $1.70 per diluted share, and GAAP EPS Guidance to range from $1.29 to $1.40 per diluted share

“We continued to bring new, higher-margin work into all service lines in the second quarter, which has resulted in our gross margins increasing to 47% from 45%, EBITDA increasing to 14% of Net Revenues, and a 12% increase in our backlog,” said Dickerson Wright, PE, Chairman and CEO of NV5. “The transformation of our natural gas pipeline business from a lower-margin staffing business to a higher-margin consulting business remains an ongoing process. We also experienced a delay in the start dates of our New Jersey Department of Transportation projects in the second quarter due to a legislative impasse regarding an increase in the gasoline tax. We expect these projects to get underway in Q3.”

Total Revenues for the second quarter of 2016 were $57.1 million, a 63% increase from the second quarter of 2015. Total Revenues includes intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the second quarter of 2016 were $55.9 million, a 62% increase from the second quarter of 2015. Net Revenues for the second quarter of 2016 was $44.4 million, an increase of 60% from the second quarter of 2015.

Gross Margin for the second quarter 2016 was 47% compared to 45% for the second quarter of 2015, which is the result of increased use of our billable professional employees and reduced use of sub-consultants to perform services.

EBITDA for the second quarter of 2016 was $6.0 million or 14% of Net Revenues, an increase of 71% up from $3.5 million or 13% of Net Revenues for the second quarter of last year.

Adjusted EPS for the second quarter of 2016 was $0.38 per diluted share vs. $0.31 per diluted share in the second quarter of 2015. Net income for the second quarter of 2016 was $2.9 million, or $0.31 per diluted share, up from net income of $1.7 million, or $0.25 per diluted share in the second quarter of 2015.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 9,172,944 for the second quarter of 2016, compared to weighted-average shares outstanding of 6,838,725 for the second quarter of 2015.

Six Months Ended June 2016 Financial Highlights

●

Total Revenues were $103 million in the first six months of 2016, an increase of 60% from the first six months of 2015. Gross Revenues – GAAP were $100.8 million in the first six months of 2016, an increase of 58% from the first six months of 2015

●	Net Revenues were $82.5 million in the first six months of 2016, an increase of 63%
●	Organic revenue growth for the first six months of 2016 was 9%
●	EBITDA for the first six months of 2016 was $10.6 million, or 13% of Net Revenues, up from $5.9 million or 12% of Net Revenues for the first six months of 2015
●	Gross Margin was 49% compared to 44% for the first six months of 2015
●	Net income was $4.9 million, an increase of 74% from $2.8 million in the first six months of 2015
●	Adjusted EPS was $0.71 per diluted share, an increase of 32% from $0.54 per diluted share in the first six months of 2015
●	GAAP EPS was $0.57 over 8.6 million shares, an increase of 30% compared to $0.44 per diluted share over 6.4 million shares in the first six months of 2015

Total Revenues for the six months ended June 30, 2016 were $103.0 million, a 60% increase from the first six months of 2015. Total Revenues includes intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the six months ended June 30, 2016 were $100.8 million, a 58% increase from the first six months of 2015. Net Revenues for the six months ended June 30, 2016 was $82.5 million, an increase of 63% from 2015.

Gross Margin for the six months ended June 30, 2016 was 49% compared to 44% for the first six months of 2015, which is the result of increased use of our billable professional employees and reduced use of sub-consultants to perform services.

EBITDA for the six months ended June 30, 2016 was $10.6 million or 13% of Net Revenues, an increase of 78% up from $5.9 million or 12% of Net Revenues for the same period in 2015.

Adjusted EPS for the six months ended June 30, 2016 was $0.71 per diluted share vs. $0.54 per diluted share in the six months ended June 30, 2015. Net income for the six months ended June 30, 2016 was $4.9 million, or $0.57 per diluted share, up from net income of $2.8 million, or $0.44 per diluted share in the six months ended June 30, 2015.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 8,640,022 for the six months ended June 30, 2016, compared to weighted-average shares outstanding of 6,437,546 for the first six months of 2015.

At June 30, 2016, our cash and cash equivalents were $51.1 million compared to $23.5 million as of December 31, 2015. The increase in cash was due to $47.2 million in net cash proceeds from our secondary equity offering in May 2016 offset by $24.1 million used for acquisitions in 2016. During the first six months of 2016, we generated $6.7 million of cash from operating activities, compared to cash from operating activities of $1.0 million for the six months ended June 30, 2015.

At June 30, 2016, the Company reported backlog of $195.5 million, an increase of 12% from $174.4 million as of March 31, 2016.

2016 Outlook

The Company is raising its guidance for full-year 2016 for Total Revenues and Earnings. The Company expects full-year 2016 Total Revenues, including the impact of acquisitions closed through June 30, 2016, to range from $230 million to $250 million, which represents an increase of 48% to 60% from 2015 Total Revenues of $155.9 million. The Company further expects that full-year 2016 Adjusted EPS will range from $1.57 to $1.70 per diluted share. Furthermore, the Company expects that full-year 2016 GAAP EPS will range from $1.29 to $1.40 per diluted share. This guidance for Total Revenues, Adjusted EPS and GAAP EPS excludes anticipated acquisitions for the remainder of 2016. Both Adjusted EPS and GAAP EPS reflects the issuance of 1,955,000 shares of our common stock during May 2016.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provides a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share

Conference Call

NV5 will host a conference call to discuss its second quarter 2016 financial results at 4:30 p.m. (Eastern Time) on August 4, 2016.

Date:	Thursday, August 4, 2016
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 877-311-4180
International dial-in number:	+1 616-548-5594
Conference ID:	44611600
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

A replay of the conference call will be available approximately one hour following the conclusion of the call through August 11, 2016. To access the replay via telephone, please dial:

Toll-free replay number:	+1 855-859-2056
International replay number:	+1 404-537-3406
Replay PIN number:	44611600

The conference call will also be webcast live and available for replay via the investors section of the NV5 website, www.NV5.com.

About NV5
NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company operates 58 offices in 25 states nationwide, and is headquartered in Hollywood, Florida. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact
NV5 Global, Inc.
Lauren Wright, PhD

Director of Investor Relations
Tel: +1-408-392-7233
Email: ir@nv5.com

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$51,057	$23,476
Accounts receivable, net of allowance for doubtful accounts of $1,861 and $1,536 as of June 30, 2016 and December 31, 2015, respectively	62,760	47,747
Prepaid expenses and other current assets	1,540	1,092
Deferred income tax assets	1,440	1,440
Total current assets	116,797	73,755
Property and equipment, net	4,034	3,091
Intangible assets, net	23,412	12,367
Goodwill	36,878	21,679
Other assets	1,026	877
Total Assets	$182,147	$111,769

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,457	$6,658
Accrued liabilities	13,164	9,564
Income taxes payable	713	813
Billings in excess of costs and estimated earnings on uncompleted contracts	158	293
Client deposits	109	110
Current portion of contingent consideration	441	458
Current portion of notes payable and other obligations	6,204	4,347
Total current liabilities	33,246	22,243
Contingent consideration, less current portion	466	821
Notes payable and other obligations, less current portion	10,630	6,360
Deferred income tax liabilities	1,634	1,582
Total liabilities	45,976	31,006

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 10,376,153 and 8,124,627 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	104	81
Additional paid-in capital	112,731	62,260
Retained earnings	23,336	18,422
Total stockholders’ equity	136,171	80,763
Total liabilities and stockholders’ equity	$182,147	$111,769

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Gross revenues	$55,892	$34,481	$100,797	$63,634

Direct costs:
Salaries and wages	18,216	12,357	33,470	22,266
Sub-consultant services	8,809	4,374	13,392	8,447
Other direct costs	2,658	2,379	4,902	4,665
Total direct costs	29,683	19,110	51,764	35,378

Gross Profit	26,209	15,371	49,033	28,256

Operating Expenses:
Salaries and wages, payroll taxes and benefits	14,038	7,604	26,479	14,709
General and administrative	4,127	3,237	8,225	5,740
Facilities and facilities related	2,016	1,007	3,737	1,864
Depreciation and amortization	1,439	760	2,681	1,398
Total operating expenses	21,620	12,608	41,122	23,711

Income from operations	4,589	2,763	7,911	4,545

Other expense:
Interest expense	(71)	(34)	(140)	(102)
Total other expense	(71)	(34)	(140)	(102)

Income before income tax expense	4,518	2,729	7,771	4,443
Income tax expense	(1,659)	(996)	(2,857)	(1,625)
Net income	$2,859	$1,733	$4,914	$2,818

Earnings per share:
Basic	$0.33	$0.28	$0.59	0.48
Diluted	$0.31	$0.25	$0.57	0.44

Weighted average common shares outstanding:
Basic	8,793,471	6,301,763	8,262,248	5,914,405
Diluted	9,172,944	6,838,725	8,640,022	6,437,546

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30, 2016	June 30, 2015
Cash Flows From Operating Activities:
Net income	$4,914	$2,818
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,681	1,398
Provision for doubtful accounts	212	151
Stock compensation	1,049	666
Change in fair value of contingent consideration	87	52
Loss on disposal of leasehold improvements	2	-
Excess tax benefit from stock based compensation	(155)	-
Deferred income taxes	52	-
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(6,419)	(3,564)
Prepaid expenses and other assets	30	228
Accounts payable	3,730	(3,239)
Accrued liabilities	460	2,805
Income taxes payable	52	(318)
Billings in excess of costs and estimated earnings on uncompleted contracts	(135)	39
Client deposits	134	(11)
Net cash provided by operating activities	6,694	1,025

Cash Flows From Investing Activities:
Cash paid for acquisitions	(24,085)	(2,764)
Purchase of property and equipment	(428)	(306)
Net cash used in investing activities	(24,513)	(3,070)

Cash Flows From Financing Activities:
Proceeds from secondary offerimg	51,319	32,068
Payments of secondary offering costs	(4,075)	(2,646)
Exercise of warrants costs	-	(216)
Payments on notes payable	(2,711)	(2,676)
Payments of contingent consideration	(296)	(533)
Excess tax benefit from stock based compensation	155	-
Payments on stock repurchase obligation	-	(177)
Proceeds from exercise of unit warrant	1,008	3,186
Net cash provided by financing activities	45,400	29,006

Net increase in Cash and Cash Equivalents	27,581	26,961
Cash and cash equivalents – beginning of period	23,476	6,872
Cash and cash equivalents – end of period	$51,057	$33,833

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30, 2016	June 30, 2015
Supplemental disclosures of cash flow information:
Cash paid for interest	$122	$142
Cash paid for income taxes	$2,743	$1,635

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$-	$901
Notes payable and other obligations for acquisitions	$8,833	$5,250
Stock issuance for acquisitions	$875	$900
Payment of contingent consideration with common stock	$163	$100

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Gross Revenues - GAAP	$55,892	$34,481	$100,797	$63,634

Add: Intercompany revenues in lieu of sub-consultants	1,221	541	2,183	813
Total Revenues	$57,113	$35,022	$102,980	$64,447

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Gross Revenues - GAAP	$55,892	$34,481	$100,797	$63,634

Less: Sub-consultant services	(8,809)	(4,374)	(13,392)	(8,447)
Other direct costs	(2,658)	(2,379)	(4,902)	(4,665)
Net Revenues	$44,425	$27,728	$82,503	$50,522

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Net Income	$2,859	$1,733	$4,914	$2,818

Add: Interest expense	71	34	140	102
Income tax expense	1,659	996	2,857	1,625
Depreciation and Amortization	1,439	760	2,681	1,398
EBITDA	$6,028	$3,523	$10,592	$5,943

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Net Income - per diluted share	$0.31	$0.25	$0.57	$0.44

Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.11	0.09	0.22	0.17
Income tax expense	(0.04)	(0.03)	(0.08)	(0.06)

Adjusted EPS	$0.38	$0.31	$0.71	$0.54